EXHIBIT 10.1

NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION POLICY

Equity Grants

All grants of equity awards to non-employee directors pursuant to this Policy will be made in accordance with the following provisions:

(a)        Value. For purposes of this Policy, “Value” means (i) with respect to any equity award of Madrigal, the grant date fair value (i.e., Black-Scholes Value) shall be determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under ASC 718 and (ii) with respect to equity awards of Madrigal Peer Group companies (as recommended with the input of Madrigal’s compensation consultant in the ordinary course) the grant date fair value of the equity awards of Madrigal Peer Group companies shall be determined in accordance with the reasonable assumptions and methodologies employed by Madrigal’s compensation consultant.

(b)        Revisions. The Compensation Committee of the Board (the “Compensation Committee”) in its discretion may change and otherwise revise the terms of awards to be granted under this Policy, including, without limitation, the number of shares subject thereto or forms of awards, for awards granted on or after the date the Compensation Committee determines to make any such change or revision.

(c)        Initial Equity Grants: One-time equity grants to each new non-employee director upon his/her first election to the Board after January 1, 2021 (the “Effective Date”) shall have (i) a Value equal to two times (2x) the 50th percentile Value of Madrigal Peer Group director annual equity awards, as benchmarked with the advice of the Company’s compensation consultant and (ii) in the case of stock option awards, a number of underlying option shares determined as of the date of grant by applying the applicable stock option Value (or portion thereof) from preceding clause (i) to the Company’s then-applicable Black-Scholes inputs and formula under ASC 718. Such initial grant shall vest as to 50% of the underlying shares on the first anniversary of the grant date and as to an additional 12.5% of the underlying shares on the last day of each successive quarterly period thereafter for four successive quarterly periods, subject to the non-employee director’s continued service as a director on such dates.

(d)        Annual Equity Grants. On and after the Effective Date, as of, or as soon as practicable following, the regularly scheduled annual equity award grant date for Madrigal Executive Officers (the “Annual Award Date”), an annual equity grant will be made to each non-employee director then serving on the Board with: (i) a Value equal to the 50th percentile Value of Madrigal Peer Group director annual equity awards, as benchmarked with the advice of the Company’s compensation consultant in the ordinary course and (ii) in the case of stock option awards, a number of underlying option shares determined as of the date of grant by applying the applicable stock option Value (or portion thereof) from preceding clause (i) to the Company’s then-applicable Black-Scholes inputs and formula under ASC 718 (the “Annual Option Number”). Such annual grant shall vest in full on the first anniversary of such date of grant, subject to the non-employee director’s continued service as a director on such date. Notwithstanding the foregoing, if a new non-employee director joins our Board on a date other than the Annual Award Date, then such non-employee director will be granted his or her first annual equity grant under this paragraph (d), subject to a pro-rata reduction of the Value (and applicable Annual Option Number) based on the quotient of (A) (360 minus the number of days elapsed from such non-employee director’s initial appointment to the Board and such Annual Award Date) divided by (B) 360.

(e)        Additional Equity Grants: In addition to the foregoing, non-employee directors may also be granted such additional equity awards in such amounts and on such dates as the Board may recommend.

(f)        Ratification or Approval. This Policy may be (but is not required to be) considered and approved by stockholders (i) as part of an equity plan proposal, with this Policy described as a feature of such plan, or (ii) as part of a stand-alone proposal, in each case subject to the advice and input of counsel concerning whether such approval is required or is desirable based upon applicable, or then-existing, legal and governance trends and developments.